SONY GROUP CORPORATION FORM S-8

Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Sony Group Kabushiki Kaisha

(Exact name of Registrant as specified in its charter)

Sony Group Corporation

(Translation of Registrant’s name into English)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)(3)	Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, reserved for issuance pursuant to the Twenty-Fourth and Twenty-Fifth Series Restricted Stock Units of Sony Group Corporation	Other(2)	3,587,013	¥3,935.50 $24.95	¥14,116,689,661.50 $89,510,428.22	0.000087	$7,787.41
Equity	Common Stock, reserved for issuance pursuant to the First Series Performance Share Units of Sony Group Corporation	Other(2)	287,240	¥3,935.50 $24.95	¥1,130,433,020.00 $7,167,795.45	0.000087	$623.60
Equity	Common Stock, reserved for issuance pursuant to Sony's Global Employee Stock Purchase Plan (outside Japan)	Other(3)	98,000,000	¥3,541.95 $22.46	¥347,111,100,000.00 $2,200,945,406.13	0.000087	$191,482.25
Total Offering Amounts					$2,297,623,629.80		$199,893.26
Total Fee Offsets							—
Net Fee Due							$199,893.26

(1)	Consists of shares of common stock (the “Common Stock”) of Sony Group Corporation (the “Registrant”) to be disposed upon (i) vesting of restricted stock units pursuant to the Twenty-Fourth and Twenty-Fifth Series Restricted Stock Units of Sony Group Corporation (the “RSU Plan”), (ii) vesting of performance share units pursuant to the First Series Performance Share Units of Sony Group Corporation (the “PSU Plan”), and (iii) purchase pursuant to Sony’s Global Employee Stock Purchase Plan (outside Japan) (the “ESPP”, and together with the RSU Plan and PSU Plan, the “Plans”). Such indeterminable number of additional shares of Common Stock as may be disposable pursuant to the operation of the recapitalization and adjustment provisions of the Plans are also registered hereby.

(2)	The Proposed Maximum Offering Price Per Unit of Common Stock in respect of the shares reserved for issuance pursuant to the RSU Plan and the PSU Plan has been calculated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Unit of Common Stock is based on ¥3,935.50 per share, the average of the high and low prices of the Common Stock, as reported on the Tokyo Stock Exchange on October 29, 2026. The Proposed Maximum Offering Price Per Unit of Common Stock is converted to U.S. dollars based on the New York foreign exchange rate for October 29, 2026 of ¥157.71 = $1.00 as published in the Wall Street Journal on October 29, 2026.

(3)	The Proposed Maximum Offering Price Per Unit of Common Stock in respect of the shares reserved for issuance pursuant to the ESPP has been calculated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Unit of Common Stock is estimated based on 90% of ¥3,935.50 per share, the average of the high and low prices of the Common Stock, as reported on the Tokyo Stock Exchange on October 29, 2026. The Proposed Maximum Offering Price Per Unit of Common Stock is converted to U.S. dollars based on the New York foreign exchange rate for October 29, 2026 of ¥157.71 = $1.00 as published in the Wall Street Journal on October 29, 2026. Pursuant to the ESPP, which plan is incorporated by reference herein, the purchase price of the shares of Common Stock will be determined by the Registrant and, in respect of the 423 Component (as defined in the ESPP), shall not be less than 85% of the lesser of the fair market value of the Common Stock on the first trading day of the offering period or on the last day of the offering period. The Registrant has determined that the initial offering’s purchase price will not be less than 90% of the fair market value of the Common Stock on the first trading day of the offering period or on the last day of the offering period.

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